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EXHIBIT 10.4

                        TERMINATION AND LICENSE AGREEMENT

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                                TABLE OF CONTENTS
                                                                            PAGE


1.       DEFINITIONS..........................................................2

2.       TERMINATION OF KNOW-HOW AGREEMENT....................................5

3.       WAIVER AND RELEASE...................................................5

4.       LICENSE GRANT........................................................6

5.       PAYMENTS.............................................................8

6.       TAXATION.............................................................9

7.       INTELLECTUAL PROPERTY RIGHTS........................................10

8.       CONFIDENTIALITY.....................................................13

9.       INDEMNIFICATION.....................................................14

10.      DISCLAIMER..........................................................14

11.      LIMITATION OF LIABILITY.............................................15

12.      TERM AND TERMINATION................................................15

13.      GENERAL PROVISIONS..................................................17

EXHIBIT A  INTERACTIVE FIELD OF USE...........................................1

EXHIBIT B  LICENSED PATENTS...................................................1

EXHIBIT C  THIRD PARTY LICENSES...............................................1

EXHIBIT D  LITIGATION.........................................................1


                                      -I-

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                        TERMINATION AND LICENSE AGREEMENT


         This Termination and License Agreement ("Agreement"), dated as of January 31, 2000 ("Effective Date"), is between Two Way TV Limited ("TW"), a corporation organized under the laws of England and Wales, having its principal office at Beaumont House, Kensington Village, Avonmore Road, London, England W14 8TS, and Interactive Network, Inc. ("IN"), a California corporation having its principal office at 1161 Old County Road, Belmont, California 94002, U.S.A. (hereinafter collectively referred to as the "Parties" and individually as a "Party").

                                    RECITALS

         A. The Parties desire to resolve all issues between them with respect to the Know-How License Agreement dated September 29, 1992 between the Parties ("Know-How License Agreement").

         B. In connection therewith, each Party desires to terminate, and release all claims it may have against the other Party under, the Know-How License Agreement.

         C. IN and TW have entered into a Joint Venture and Stock Purchase Agreement dated as of December 6, 1999 to establish a joint venture company, TWIN Entertainment Inc. ("TWIN") to develop, market and supply digital (as well as analog) interactive and related services, products and technology in the United States and Canada.

         D. Contemporaneously with the execution of this Agreement, the Parties are entering into certain other Joint Venture Agreements (as defined below) in connection with the formation of TWIN.

         E. TW desires IN to grant to TW, and IN is willing to grant to TW, a license under certain of IN's patents to make, use and sell interactive television services and products in the Territory (as defined below) and subject to the terms and conditions as hereinafter set forth.

         ACCORDINGLY, in consideration of the mutual covenants and promises contained herein, the Parties agree as follows:

1.       DEFINITIONS.
         -----------

         1.1 "Applicable Law" shall mean, as to any Person, any statute, law, rule, regulation, directive, treaty, judgment, order, decree or injunction of any Governmental Authority that is applicable to or binding upon such Person or any of its properties.

         1.2 "Confidential Information" shall mean information or materials disclosed to a Party by another Party that are marked as "Confidential" or "Proprietary" or, if disclosed orally, identified as such at the time of disclosure and reduced by the disclosing Party to written form marked "Confidential" or "Proprietary" within twenty (20) days after oral disclosure.

         1.3 "Costs" shall mean, subject to Section 5.5 ("Gross Profits Calculation"), the direct variable costs incurred by TW and TW's Subsidiaries in connection with their commercial manufacture, sale and promotion of the Two Way System and related products and services in the Interactive Field of Use

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excluding any amount attributable to TW's or TW's Subsidiaries' overhead expenses and, for the avoidance of doubt, such direct variable costs (a) shall include (i) personnel salaries for sales department employees (excluding executives), sales commissions paid to such employees, costs incurred by such employees in their sales efforts (including telephone, travel and entertainment costs), (ii) advertising and promotion costs for the Two Way System, (iii) royalties paid to third parties where necessary to exploit the Two Way System (which, for the avoidance of doubt, may include royalties payable for programming content used but shall not include royalties payable under this Agreement), and (iv) product packaging, insurance and shipping costs for the Two Way System products; but (b) shall exclude (i) all other salaries, benefits, and costs associated with other personnel (including, without limitation, executives, directors, and personnel engaged in development and support), (ii) all costs associated with the personnel, administration, customer service, operations and all other departments, (iii) all general and administrative costs, including without limitation, rent, utilities, legal fees, business insurance, the costs of maintaining financial reporting systems and preparing financial accounts, (iv) costs associated with the technical development of the Two Way System and related programs, content and services, and (v) income tax and any other tax or duty (including, without limitation, income tax credits carried over from prior periods). Notwithstanding the foregoing, "Costs" shall exclude all costs of any nature incurred by or on behalf of TW and TW's Subsidiaries in connection with TWIN or in connection with performing its or their obligations under the Joint Venture License Agreement among the Parties and TWIN of even date herewith.

         1.4 "Governmental Authority" shall mean any domestic or foreign government, governmental authority, court, tribunal, agency or other regulatory, administrative or judicial agency, commission or organization, and any subdivision, branch or department of any of the foregoing.

         1.5 "Gross Profits" shall mean, subject to Section 5.5 ("Gross Profits Calculation"), the total Revenues accrued during that period less Costs incurred during that period.

         1.6 "Interactive Field of Use" shall mean the interactive television products and services market as further described in EXHIBIT A hereto.

         1.7 "Joint Venture Agreements" shall mean the Joint Venture and Stock Purchase Agreement dated as of December 6, 1999, and the Stockholders Agreement, Investors Rights Agreement, and Joint Venture License Agreement among the Parties and TWIN of even date herewith.

         1.8 "Know-How License" shall mean the Know-How License between the Parties dated September 29, 1992.

         1.9 "Licensed Patents" shall mean the specific patents set forth in EXHIBIT B and any continuations, divisionals, continued prosecution applications, reissues, and reexaminations thereof (but excluding any continuations in part and new inventions).

         1.10 "Person" shall mean a natural individual, Governmental Authority, legal entity, partnership, firm, corporation or other association.

         1.11 "Proprietary Rights" shall mean, collectively, Patents, Trade Secrets, Copyrights, moral rights, rights in trade dress, and all other

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intellectual property rights and proprietary rights, excluding trademarks, whether arising under the laws of the United States or any other state, country or jurisdiction in each case now existing or hereafter developed during the term of this Agreement. For purposes of this Agreement: (a) "Patents" shall mean all patent rights and all right, title and interest in all letters patent or equivalent rights throughout the world; (b) "Trade Secrets" shall mean all right, title and interest in all trade secrets and trade secret rights arising under common law, state law, federal law or laws of foreign countries; and (c) "Copyrights" shall mean all copyrights, and all right, title and interest in all copyrights, copyright registrations and applications for copyright registration, certificates of copyright and copyrighted interests throughout the world, and all right, title and interest in related applications and registrations throughout the world.

         1.12 "Revenue" shall mean, subject to Section 5.5 ("Gross Profits Calculation"), all the revenue (excluding all taxes or duties in the nature of purchase, service, sales, excise or value added taxes but not excluding income tax payable on such revenue) accrued by TW and TW's Subsidiaries arising from the establishment, operation, development, commercial exploitation, promotion and sale of the Two Way System and associated products and services and from any other business activity conducted by or for TW and/or its Subsidiaries in the Interactive Field of Use (including without limitation such activities as entering licensing arrangements with third parties), including without limitation:

              (a) any royalties or other fees TW and its Subsidiaries receive from any joint venturer or sublicensee (other than TWIN) which is responsible for the establishment, operation, development, commercial exploitation, promotion and/or sale of the Two Way System and related products and services; and

              (b) revenue received by TW and its Subsidiaries arising from the sale of hardware relating to the Two Way System or the provision of services in connection with the Two Way System but EXCLUDING interest received on investments and dividends issued on shares held in Subsidiaries (whether paid in the form of shares or cash). Notwithstanding the foregoing, "Revenues" shall EXCLUDE all revenues accrued by TW and TW's Subsidiaries directly from TWIN or in connection with performing its or their obligations under the Joint Venture License Agreement among the Parties and TWIN of even date herewith.

         1.13 "Subsidiary," with respect to a Party, shall mean any corporation, partnership or other entity, ten percent (10%) or more of whose shares or ownership interests entitled to vote for the election of directors (other than any shares whose voting rights are subject to restriction) or, in the case of a noncorporate entity, the equivalent interests, are owned or controlled by such party, directly or indirectly, now or hereafter, but such corporation, partnership or other entity shall be deemed to be a Subsidiary only for so long as such ownership or control exists. Notwithstanding the foregoing, for purposes of this Agreement, "Subsidiary" shall not include TWIN.

         1.14 "Territory" shall mean all countries and jurisdictions of the world excluding the United States of America and all its territories and Canada, subject to the provisions of Section 7.8 ("Additional Patent Filings").

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         1.15 "Two Way System" shall mean TW's interactive television system that operates on digitally based platforms and/or devices and is capable of delivering simultaneous services across multiple networks.

2.       TERMINATION OF KNOW-HOW AGREEMENT.
         ---------------------------------

         TW and IN hereby agree to terminate the Know-How License, effective as of the Effective Date, subject to the following terms and conditions:

         2.1 SURVIVING OBLIGATIONS.
             ---------------------

              (a) Neither Party will have any further obligation to the other Party except that the definitions and the following provisions of the Know-How License shall survive: (i) Section 7 ("Confidentiality") shall remain in effect with respect to disclosures made in connection with the Know-How License prior to the Effective Date hereof; (ii) Section 3 ("Royalty") shall remain in effect with respect to any royalties owed to IN through the Effective Date hereof; and
(iii) Section 4 ("Records and Reports"), excluding Section 4.2, shall remain in effect for three (3) years following the Effective Date hereof.

              (b) Notwithstanding the foregoing, as soon as reasonably practicable following the Effective Date hereof, TW shall deliver to IN a financial statement and report setting forth in detail the calculation of TW's Gross Profits (as defined in the Know-How License) in each relevant country and the royalties owed (or not owed, as the case may be) to IN under the Know-How License through the date of such report, accompanied, if applicable, by a check in U.S. dollars drawn on a U.S. bank for royalties owed. IN shall, within one hundred twenty (120) days of receipt of such report (and check, if applicable), notify TW in writing that it accepts and approves such report or, in the alternative, wishes to exercise its audit rights under surviving Section 4.3 of the Know-How License. If IN so approves such report, Sections 3 ("Royalty") and 4 ("Records and Reports") of the Know-How License shall terminate and have no further force and effect.

         2.2 NO LICENSE. Without limiting the generality of the foregoing, but subject to the terms and conditions of this Agreement, effective as of the Effective Date neither Party shall have any license under or other rights to use any of the other Party's Know-How, Patents, Copyrights (as such terms are defined under the Know-How License) or any other technology or proprietary rights under the Know-How License.

         2.3 COSTS OF TERMINATION. Each Party is responsible for its own expenses incurred in connection with termination of the Know-How License.

         2.4 PUBLIC ANNOUNCEMENT. Neither Party shall make a public announcement with respect to termination of the Know-How License or the terms and conditions of this termination provision, except as required by law or to fulfill government filing or regulatory body or stock exchange requirements and except as set forth in Section 13.9 ("Announcement").

3.       WAIVER AND RELEASE.
         ------------------

         3.1 RELEASE. Effective as of the Effective Date, each Party, on behalf of itself and its parents, subsidiaries, affiliates, agents, representatives, directors, employees, attorneys, advisors, insurers, licensees, sublicensees,

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successors and assigns, hereby irrevocably releases and forever discharges the other Party and its parents, subsidiaries, affiliates, agents, representatives, directors, employees, attorneys, advisors, insurers, licensees, sublicensees, successors and assigns of and from any and all claims, counterclaims, demands, actions, causes of action, damages, liabilities, losses, payments, obligations, costs and expenses (including, without limitation, attorneys' fees and costs) of any kind or nature, past, present or future, fixed or contingent, direct or indirect, in law or equity, several or otherwise, known or unknown, suspected or unsuspected, that arise from or relate in any way to any act prior to the Effective Date with respect to the Know-How License. The foregoing release is expressly intended to cover and include, without limitation, all claims, past, present or future, known or unknown, suspected or unsuspected, which can or may ever be asserted by successors or otherwise, as the result of the matters herein released, or the effects or consequences thereof. The foregoing release shall not apply to the Parties' obligations required to be performed under this Agreement, including without limitation the Parties' continuing obligations set forth in Section 2.1 ("Surviving Obligations").

         3.2 WAIVER. Effective as of the Effective Date, each Party, on behalf of itself and its parents, subsidiaries, affiliates, agents, representatives, directors, employees, attorneys, advisors, insurers, licensees, sublicensees, successors and assigns, hereby irrevocably and forever waives all rights such Party may have arising under California Civil Code Section 1542 (or any analogous requirement of law), with respect to the foregoing release. Each Party understands that Section 1542 provides that:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor.

         Each Party acknowledges that it has been fully informed by its counsel concerning the effect and import of this Agreement under California Civil Code
Section 1542 and other requirements of law.

         3.3 NO ADMISSION. This Agreement is entered into in order to compromise and settle disputed claims, without any concession or admission by any Party, and without any acquiescence on the part of either IN or Licensee as to the merit of any claim, defense, affirmative defense, counterclaim, liabilities or damages related to the Know-How License. Neither this Agreement nor any part thereof shall be, or be used as, an admission of infringement or liability by anyone, at any time for any purpose.

         3.4 FURTHER ASSURANCES. Each Party shall take all such actions and steps as are necessary to complete the transactions contemplated by this Section 3 ("Resolution of Outstanding Issues").

4.       LICENSE GRANT.
         -------------

         4.1 PATENT LICENSE. Subject to all the terms and conditions of this Agreement, IN hereby grants to TW a royalty-bearing, non-transferable (except as provided in Section 13.2 ("Assignment") license, under the Licensed Patents, until the date of expiration of the last claim of the last unexpired patent among the Licensed Patents, (subject to termination under Section 12 ("Term and Termination")), in the Territory, to:

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              (a) Make, have made for TW (which terms shall include the acts of assembling and/or testing), use, sell, offer for sale, operate, lease or otherwise dispose of products and services embodying the inventions described in the Licensed Patents as part of the Two Way System in the Interactive Field of Use; and

              (b) Sublicense any of the foregoing rights in subsection (a) on a non-exclusive or (subject to the third-party rights and licenses under the Licensed Patents existing as of the Effective Date as set forth in EXHIBIT C) exclusive basis to TW's Subsidiaries and other third parties in the Territory, provided that the other terms and conditions of such sublicense are consistent with and no less restrictive than the terms and conditions of this Agreement (including, without limitation, consistent with the territorial limitations and the prohibition on further sublicensing), provided further than any such sublicense (or amendment or extension thereof) shall be subject to the prior written approval of IN, which approval shall not be unreasonably withheld, and provided further that this right to sublicense shall terminate immediately and automatically upon any conversion of the license grant in this Section 4.1 ("Patent License") from exclusive to non-exclusive in accordance with the terms hereof. This right to sublicense shall not include the right of any sublicensee to grant further sublicenses. By way of example but not limitation, IN may reasonably withhold approval of any sublicense if the sublicense is unlikely to generate any significant income for IN.

The foregoing license shall be EXCLUSIVE, subject to Section 7.8 ("Additional Patent Filings") and to the third-party licenses under the Licensed Patents existing as of the Effective Date as set forth in EXHIBIT C. Notwithstanding the foregoing, TW acknowledges that the licenses granted under the Joint Venture License Agreement may extend incidentally outside of the Territory as described in Section 2.3 ("Territorial Considerations") of the Joint Venture License Agreement, which shall not be deemed an infringement of TW's rights or a breach of IN's representations and warranties hereunder. No other rights (including without limitation any implied rights or licenses) to the Licensed Patents or any other Proprietary Rights of IN are granted to TW by IN. IN shall have no obligation to license to TW any of its future technology or (except as specifically provided in Section 7.8 ("Additional Patent Filings")) Proprietary Rights developed or coming into existence after the Effective Date.

         4.2 MINIMUM PAYMENT OBLIGATION. For the effective term of this Agreement, TW agrees to pay to IN minimum annual royalties pursuant to Section
5.1 ("Royalties") of no less than (a) $250,000 ("Initial Threshold Amount") for the one (1) year period commencing on the Effective Date and ending on the first anniversary thereof; (b) the Initial Threshold Amount plus eight percent (8%) of the Initial Threshold Amount (i.e. $250,000 + [$250,000 X 8%] = $270,000) for
the subsequent one (1) year period (such resulting minimum payment amount referred to as the "Threshold Amount"); and (c) for each one (1) year period thereafter, 108% of the Threshold Amount of the immediately preceding one (1) year period . By way of example but not limitation, in the event that the annual royalties paid to IN pursuant to Section 5.1 ("Royalties") do not equal or exceed $314,928 for the fourth one (1) year period of this Agreement, TW shall "gross up" the royalties paid (i.e. pay to IN the difference between $314,928 and the royalties paid pursuant to Section 5.1) such that IN receives no less than $314,928 for such measuring year. Payment by TW of royalties pursuant to
Section 5.1 ("Royalties") in excess of the minimum annual royalty amounts required by this Section 4.2 shall not reduce or increase any future minimum payment owed to IN under this provision. On TW's material breach of this Section
4.2 ("Minimum Payment Obligation"), IN shall have the right to (x) exercisable on delivery of written notice thereof to TW, convert to nonexclusive the licenses granted under Section 4.1 ("Patent License") or (y) exercise its right to terminate this Agreement in accordance with Section 12.2 ("Termination on Material Breach by TW").

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         4.3 SUBLICENSES. TW shall monitor the operations of its sublicensees in connection with the obligations of TW and each sublicensee pursuant to this Agreement. TW shall take all reasonable steps to ensure that its sublicensees comply fully with such their obligations under their sublicense agreements. TW shall promptly inform IN of the name and address of each of its sublicensees sublicensed under this Agreement. Upon termination of this Agreement or conversion of the license grants in Section 4.1 ("IN License") from exclusive to nonexclusive in accordance with the terms hereof, any sublicenses granted by TW hereunder shall also terminate in accordance with Section 12.4(b)(i).

         4.4 DELIVERY. IN shall deliver to TW, as soon as reasonably practicable after the Effective Date, a photocopy of each Licensed Patent and, if TW initially brings suit for patent infringement or informs IN in good faith that it intends to bring suit against a suspected third-party infringer in accordance with Section 7.5 ("Enforcement in the Territory"), such records related to filings and approvals thereof and related relevant documents as may be necessary to assist TW in its legal proceedings, unless IN is under legal or contractual obligation not to disclose any such records, to be delivered at TW's expense.

         4.5 SUPPORT. IN shall have no training, maintenance or support obligations under this Agreement.

5.       PAYMENTS.
         --------

         5.1 ROYALTIES. In consideration for the licenses granted hereunder and for the convenience of the Parties and to avoid administrative costs and inconvenience, TW agrees to pay to IN a royalty of (a) three percent (3%) of all worldwide Gross Profits of TW and TW's Subsidiaries (subject to Section 5.5 ("Gross Profits Calculation")) through the fifth (5th) anniversary of the Effective Date and (b) two and a half percent (2.5%) of all worldwide Gross Profits of TW and TW's Subsidiaries (subject to Section 5.5 ("Gross Profits Calculation")) thereafter. The obligation to pay royalties under this Agreement shall terminate on the sooner of (i) December 31, 2015 or (ii) the date of expiration of the last claim of the last unexpired patent among the Licensed Patents filed in the Territory.

         5.2 PAYMENT AND REPORTS. All royalties payable under Section 5.1 ("Royalties") shall be payable quarterly within thirty (30) days after the end of each calendar quarter. On or before the date of such payment TW shall send to IN a report describing in detail the basis for its payment calculation. Late payments shall incur interest at the rate of one and a half percent (1.5%) per month from the date such payments were originally due, or the maximum amount permitted under Applicable Law, whichever is less.Currency. All payments made hereunder shall be free and clear of all deductions, withholding taxes or other charges, except as provided in Section 6 ("Taxation"), and shall be made by TW in U.S. dollars by wire transfer to a bank account(s) designated by IN, unless otherwise mutually agreed upon. Any currency conversion required in connection with payment to IN shall be at the rate received by TW at the time of such payment from the bank it utilizes to make such payment.

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         5.3 AUDIT. IN shall have the right, at its own expense, upon reasonable notice and at reasonable times, but not more than once each calendar year, to inspect, through an independent auditor TW's records for the purpose of verifying the accuracy of TW's calculations of fees payable hereunder. Should TW's calculations be more than five percent (5%) less than such auditor's calculations, TW shall be responsible for the reasonable expenses of such audit. TW shall keep correct and complete records showing TW's and TW's Subsidiaries' products, services and technology sold, distributed, licensed or otherwise disposed of in connection with the licenses and sublicenses granted herein and the calculation of Gross Profits in sufficient detail to enable the fees payable to IN to be determined. TW shall not include in its calculations of Gross
Profits any revenues received from TWIN or any costs incurred by or on behalf of TW or TW's Subsidiaries related to TWIN (including, without limitation, any costs incurred by or on behalf of TW and TW's Subsidiaries in connection with providing support services to TWIN or any costs associated with negotiating the Joint Venture Agreements). Such records shall be maintained for a period of at least five (5) years after the date when payment is due by TW.

         5.4 GROSS PROFITS CALCULATION. The following rules shall apply to the calculation of Gross Profits under this Agreement:

              (a) Gross Profits shall be calculated on an entity-by-entity basis (i.e., Gross Profits shall be calculated separately for TW and for each TW Subsidiary).

              (b) A loss (i.e. a negative number resulting from the calculation of Gross Profits) for one entity may not be offset against or deducted from profits (i.e. a positive number resulting from the calculation of Gross Profits) for any other entity.

              (c) In calculating the Gross Profits for each TW Subsidiary, the Costs incurred and Revenues accrued by a Subsidiary shall be calculated on a pro-rata basis taking into consideration the ownership or equivalent economic interest of TW. By way of example but not limitation, if TW owns sixty percent (60%) of a TW Subsidiary, the Costs and Revenues of such Subsidiary shall be multiplied by sixty percent (60%) to determine the amount of Gross Profits of such Subsidiary on which the royalty payable to IN hereunder shall be based.

              (d) In calculating the Gross Profits for TW, the Costs incurred and Revenues accrued by TW in connection with transactions with a TW Subsidiary shall be counted in full.

6.       TAXATION.
         --------

         6.1 WITHHOLDING TAX. If required by Applicable Law, TW may withhold income tax from any payment to IN. In the case of such withholding, TW shall:
(i) without delay, pay the withheld tax to the appropriate tax office and furnish IN with appropriate evidence of the tax payment and (ii) increase the amount payable by TW to IN hereunder to such amount which, after making all required withholdings or deductions of withholding taxes therefrom, will equal the amount payable hereunder had no such withholdings or deductions been required. TW shall indicate on each statement the amount of payment thereunder which represents TW's gross-up to cover required withholding taxes, if any. Should IN be able, within the maximum period allowable by law, to utilize as a tax credit an amount which has been paid by TW for such withholding taxes, IN will notify TW of the amount which it is able to utilize as a tax credit and TW may deduct such amount from future payments owed to IN.

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         6.2 OTHER TAXES. TW shall bear all sales, use and other governmental taxes or transaction charges imposed in any jurisdiction which arise in connection with the delivery or use of the Licensed Patents, or the use, manufacture or sale of products and services under its licenses (and sublicenses) hereunder. The Parties will make reasonable commercial efforts to cooperate as necessary to take advantage of such double taxation treaties as may be available and to minimize the amount of taxes (including without limitation withholding taxes) owed by either Party in connection with this Agreement.

7.       INTELLECTUAL PROPERTY RIGHTS.
         ----------------------------

         7.1 IN RIGHTS. As between the Parties, except for and to the extent of the express licenses granted herein, IN and its licensors shall retain and own all right, title and interest in and to the Licensed Patents and all Proprietary Rights thereto.

         7.2 MARKING REQUIREMENT. TW shall, and agrees to require its sublicensees to, mark all products made, used or sold under the terms of this Agreement, or their containers, in full compliance with the patent marking provisions of the intellectual property laws of the applicable countries in the Territory.

         7.3 NOTICE OF THIRD PARTY INFRINGEMENT. If either Party becomes aware of any product, service or activity of any third party that involves actual or suspected infringement or violation of any Licensed Patent(s) in the Territory, whether or not subject to an exclusive license grant hereunder, such Party shall promptly notify the other Party in writing of such infringement or violation. Each Party shall keep the other Party apprised of the actions such Party takes in accordance with Section 7.5 ("Enforcement in the Territory").

         7.4 MAINTENANCE IN THE TERRITORY. IN shall have the responsibility for maintaining the Licensed Patents licensed hereunder in the jurisdictions within the Territory where such patents have issued. All future costs and government charges incurred by IN in connection with the maintaining of the Licensed Patents in the Territory (including without limitation the costs of all interferences and opposition) shall be borne by TW, so long as the licenses granted to TW herein are exclusive.

         7.5 ENFORCEMENT IN THE TERRITORY. In the event that TW provides notice to IN in accordance with Section 7.3 ("Notice of Third Party Infringement"), the Parties agree that during the period and in a jurisdiction where TW has exclusive rights under this Agreement, neither will notify the suspected infringer of the alleged infringement without first obtaining the consent of the other Party, which consent shall not be unreasonably denied, and that IN will take appropriate action with respect to the suspected infringer, including sending a demand letter, if necessary, within thirty (30) days of the date it receives notice from TW. Both Parties shall use their reasonable efforts in cooperation with each other to terminate any such suspected or actual infringement without litigation. If such efforts fail, TW may request in writing that IN take legal action against the infringement, and if the infringing activity has not ceased within ninety (90) days following the effective date of such request, IN shall have the right to either commence suit or refuse to participate in such suit; and IN shall give notice of its election in writing to TW within one hundred (100) days of receipt of TW's written request. TW may thereafter bring suit for patent infringement at its own expense if and only if IN elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where TW has exclusive rights under this Agreement

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under the Licensed Patent at issue. In such event, TW shall have the sole control and decision-making authority with respect to defending and enforcing the Licensed Patent solely in connection with such suit and further provided that IN does not thereafter join such suit. If TW elects to bring suit in accordance with this Section 7.5 ("Enforcement in the Territory"), IN may thereafter join such suit at its own expense. Any such legal action as is decided upon shall be at the expense of the Party on account of whom suit is brought and all recoveries recovered thereby shall belong to such Party, provided, however, that any legal action decided upon by TW and IN and fully participated in by both shall be at the joint expense of both Parties and all recoveries shall be allocated in the following order: (i) to each Party, reimbursement of costs and fees of outside attorneys and other related expenses to the extent each Party paid for such costs, fees, and expenses; and (ii) any remaining amount shall be allocated as follows: to IN, all settlement amounts, licenses, damages, and other recoveries based on infringement through the Effective Date, if any; and to TW, all settlement amounts, licenses, damages, and other recoveries based on infringement after the Effective Date, if any; or, if the remaining amount is insufficient to cover both, the Parties will share jointly in proportion to the amount of such recoveries such Party would otherwise be entitled to receive. Each Party agrees to cooperate with the other in legal proceedings instituted hereunder but at the expense of the Party on account of whom suit is brought. Such legal proceedings shall be controlled by the Party bringing the action, except that IN may be represented by counsel of its choice in any action brought by TW. TW shall have no right to bring suit against any suspected or alleged infringer during the period and in a jurisdiction where TW does not have exclusive rights under this Agreement under the Licensed Patent at issue, unless the Parties agree otherwise. IN shall not grant any licenses to any Licensed Patent as part of any settlement under this
Section 7.5 without obtaining TW's prior written consent, which consent shall not be unreasonably withheld.

         7.6 IN Warranty. IN represents and warrants that, as of the Effective
Date:

              (a) other than the third-party licenses set forth in EXHIBIT C and the rights granted therein, it and its licensors are the sole and rightful owners of all right, title and interest in and to the Licensed Patents and it has the unrestricted right to license the Licensed Patents in the jurisdictions of the Territory where the Licensed Patents have issued, including the right to grant the licenses granted to TW hereunder in such jurisdictions;

              (b) it has performed all corporate actions and received all corporate authorizations necessary to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement is valid, binding and enforceable against it (subject to applicable principles of equity and bankruptcy and insolvency laws);

              (c) to the best of its knowledge, other than as set forth in EXHIBIT D attached hereto, (a) no unresolved claims have been made in respect of the Licensed Patents and no demands of any third party have been made pertaining to them, and (b) no proceedings have been instituted or are pending or threatened that challenge the rights of IN in respect thereof;

              (d) the patents set forth in EXHIBIT B comprise all of IN's patents in the Interactive Field of Use issued in the Territory as of the Effective Date;

              (e) it has and shall maintain the power and authority and all material governmental licenses, authorizations, consents and approvals to be obtained within the United States to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Agreement; and

              (f) there are no (A) non-governmental third parties or (B) governmental or regulatory entities in the United States who are entitled to any notice of the transaction, licenses and services contemplated hereunder or whose consent is required to be obtained by IN for the consummation of the transaction contemplated hereunder.

         7.7 NO WARRANTY OF VALIDITY. Nothing in this Agreement shall be construed as (a) a warranty or representation by IN as to the validity of any Licensed Patent or (b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license to the Licensed Patents is or will be free from infringement of patents of third parties.

         7.8 ADDITIONAL PATENT FILINGS. TW understands and acknowledges that, notwithstanding the geographical scope of the definition of "Territory" and the license granted by IN in Section 4.1 ("Patent License"), as of the Effective Date IN has not filed for patent protection of the inventions claimed in the Licensed Patents in jurisdictions in the Territory other than as listed in EXHIBIT B (such jurisdictions where patents on the same inventions claimed in the Licensed Patents have not issued are referred to hereinafter as "New Jurisdictions").

              (a) TW Filing Request. In the event that, after the Effective Date, TW wishes to obtain patent protection in a New Jurisdiction where TW plans to practice an invention covered by a Licensed Patent and delivers written notice thereof to IN, including the specific Licensed Patent(s) describing the invention for which TW requests protection, then IN shall, at TW's expense, apply for patent registration of such Licensed Patent(s) in the New Jurisdiction. If a patent issues on such patent filing in the New Jurisdiction, and provided TW has reimbursed IN in full for all the expenses of such patent prosecution process, such patent shall be deemed included in the definition of "Licensed Patents" and incorporated in this Agreement effective as of the date such patent issues in the New Jurisdiction, subject to all the terms and conditions hereof.

              (b) IN Filing Notification. In the event that, after the Effective Date, IN wishes to apply for patent registration of any Licensed Patent in a New Jurisdiction, IN shall deliver written notice thereof to TW and TW shall have thirty (30) days after receipt of such notice to notify IN that (i) TW will bear all costs of such patent prosecution effort (i.e. all patent filing and related expenses) or (ii) TW is not interested in paying for such costs. If TW elects the former option (i.e. to bear all costs), IN shall, at TW's expense, apply for patent registration of such Licensed Patent in the New Jurisdiction. If a patent issues on such patent filing in the New Jurisdiction, and provided TW has reimbursed IN in full for all the expenses of such patent prosecution process, such patent shall be deemed included in the definition of "Licensed Patents" and incorporated in this Agreement effective as of the date such patent issues in the New Jurisdiction, subject to all the terms and conditions hereof. If TW elects not to pay the costs of patent prosecution or fails to elect either option within the time allotted, then (i) IN shall have the right to, at IN's expense, apply for patent registration of such Licensed Patent in the New Jurisdiction, (ii) TW shall have no license or other rights to any resulting issued patent in the New Jurisdiction, (iii) such New Jurisdiction shall be removed from the definition of "Territory" hereunder, and (iv) IN shall have the exclusive right to exploit, license and otherwise dispose of such patent in the New Jurisdiction.

8.       CONFIDENTIALITY.
         ---------------

         8.1 NON-DISCLOSURE; NON-USE. Except as expressly authorized among the Parties, (including, without limitation, the exercise of the rights granted to a Party under this Agreement), each Party agrees not to disclose, use or permit the disclosure or use by others of any other Party's Confidential Information, unless and to the extent such Confidential Information (i) becomes a matter of public knowledge through no action or inaction of the Party receiving the Confidential Information, (ii) was in the receiving Party's possession before receipt from the Party providing such Confidential Information under no duty of Confidentiality, (iii) is rightfully received by the receiving Party from a third party without any duty of confidentiality, (iv) is disclosed to a third party by the Party providing the Confidential Information without a duty of confidentiality on the third party, (v) is disclosed with the prior written approval of the Party providing such Confidential Information, or (vi) is independently developed by employees, agents or subcontractors of the receiving Party who had no access to and without any use of the other Party's Confidential Information. Information shall not be deemed to be available to the general public for the purpose of exclusion (ii) above with respect to each Party (x) merely because it is embraced by more general information in the prior possession of recipient or others, or (y) merely because it is expressed in public literature in general terms not specifically in accordance with the Confidential Information.

         8.2 CARE OF CONFIDENTIAL INFORMATION. In furtherance, and not in limitation of the foregoing Section 8.1 ("Non-disclosure; Non-use"), each Party agrees to do the following with respect to any such other Party's Confidential
Information: (i) exercise the same degree of care to safeguard the confidentiality of, and prevent the unauthorized use of, such information as that Party exercises to safeguard the confidentiality of its own similar information, (ii) restrict disclosure of such information to those of its employees, agents and Subsidiaries who have a "need to know", and (iii) instruct and require such employees, agents and Subsidiaries to maintain the confidentiality of such information and not to use such information except as expressly permitted herein. Each Party further agrees not to remove or destroy any proprietary or confidential legends or markings placed upon any documentation or other materials of any other Party.

         8.3 TERMS OF AGREEMENT. The foregoing confidentiality obligations shall also apply to the terms and conditions of this Agreement.

         8.4 REQUIRED DISCLOSURE. The obligations under this Section 8 ("Confidentiality") shall not prevent the Parties from disclosing the Confidential Information or the terms of this Agreement to its legal and financial advisors, subject to confidentiality provisions no less restrictive than those contained herein, or to any government agency, regulatory body or stock exchange authorities as required by law (provided that the Party intending to make such disclosure in such circumstances has given prompt notice to the Party providing such Confidential Information prior to making such disclosure so that such Party may seek a protective order or other appropriate remedy prior to such disclosure and cooperates fully with such other Party in seeking such order or remedy) or as required to fulfill government filing or regulatory body or stock exchange requirements.

         8.5 TERM OF CONFIDENTIALITY. The obligations under this Section 8 ("Confidentiality") shall apply with respect to any Confidential Information for a period of ten (10) years from the date of disclosure of such Confidential Information to the receiving Party, unless, with respect to any particular Confidential Information, the providing Party in good faith notifies the receiving Party that a longer period shall apply, in which case the obligations under this Section 8 ("Confidentiality") with respect to such Confidential

Information shall apply for such longer period. Notwithstanding the foregoing, the obligations under this Section 8 ("Confidentiality") with respect to information that constitutes a Trade Secret will continue until the information no longer constitutes a Trade Secret.

9.       INDEMNIFICATION.
         ---------------

         9.1 TW INDEMNIFICATION. TW shall defend, indemnify and hold harmless IN and its officers, shareholders, and employees from and against all costs, expenses and losses (including reasonable attorneys' fees and costs) incurred through claims of third parties against IN based on the manufacture or sale of products or services by TW or TW's sublicensees including, but not limited to, actions founded on product liability. The indemnification obligation herein is contingent upon (i) IN giving prompt written notice to TW of any such claim,
(ii) IN allowing TW to control the defense and settlement of any such claim, and
(iii) IN fully assisting, at TW's expense, in the defense; provided, however, that without relieving TW of its obligations hereunder or impairing TW's right to control the defense of settlement thereof, IN may elect to participate through separate counsel in the defense of any such claim, but the fees and expenses of such counsel shall be at the expense of IN unless (a) the employment of counsel by IN has been authorized in writing by TW, (b) IN shall have reasonably concluded that there exists a material conflict of interest between IN and TW in the conduct of the defense of such claim (in which case TW shall not have the right to control the defense or settlement of such claim on behalf of IN) or (c) TW shall not have employed counsel to assume the defense of such claim within a reasonable time after notice of the commencement thereof. In each of such cases the reasonable fees and expenses of counsel shall be at the expense of TW.

         9.2 IN INDEMNIFICATION. IN shall defend, indemnify and hold harmless TW and its officers, shareholders, and employees from and against all costs, expenses and losses (including reasonable attorneys' fees and costs) incurred through claims of third parties against TW based on a breach by IN of its representations or warranties in Section 7.6 ("IN Warranty"). The indemnification obligation herein is contingent upon (i) TW giving prompt written notice to IN of any such claim, (ii) TW allowing IN to control the defense and settlement of any such claim, and (iii) TW fully assisting, at IN's expense, in the defense; provided, however, that without relieving IN of its obligations hereunder or impairing IN's right to control the defense or settlement thereof, TW may elect to participate through separate counsel in the defense of any such claim, but the fees and expenses of such counsel shall be at the expense of TW unless (a) the employment of counsel by TW has been authorized in writing by IN, (b) TW shall have reasonably concluded that there exists a material conflict of interest between IN and TW in the conduct of the defense of such claim (in which case IN shall not have the right to control the defense or settlement of such claim on behalf of TW) or (c) IN shall not have employed counsel to assume the defense of such claim within a reasonable time after notice of the commencement thereof. In each of such cases the reasonable fees and expenses of counsel shall be at the expense of IN.

10.      DISCLAIMER.
         ----------

         EXCEPT AS EXPRESSLY WARRANTED IN SECTION 7.6 ("IN WARRANTY"), IN MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, CONCERNING ANY PROPRIETARY RIGHTS, LICENSED PATENTS, PRODUCTS, PROCESSES, DESIGNS, DOCUMENTS OR

INFORMATION LICENSED OR OTHERWISE PROVIDED PURSUANT TO THIS AGREEMENT OR AS TO ANY OTHER MATTER, IN FACT OR BY OPERATION OF LAW, AND IN HEREBY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THIRD PARTY RIGHTS. Each Party acknowledges that its willingness to grant such rights as it grants to the other Party hereunder is expressly conditioned on its ability to disclaim and exclude such warranties and to limit its liabilities as set forth below.

11.      LIMITATION OF LIABILITY.
         -----------------------

         11.1 CONSEQUENTIAL DAMAGES LIMITATION. EXCEPT FOR LIABILITY ARISING UNDER SECTION 9 ("TW INDEMNIFICATION"), NEITHER OF THE PARTIES HERETO SHALL BE RESPONSIBLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         11.2 MAXIMUM LIABILITY. IN NO EVENT WILL EITHER PARTY'S LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE AMOUNT OF TWO MILLION U.S. DOLLARS (US$2,000,000), EXCEPT FOR LIABILITY ARISING OUT OF OR RELATED TO
SECTION 9.2 ("IN INDEMNIFICATION") WHICH SHALL IN NO EVENT EXCEED THE AMOUNT OF FOUR MILLION U.S. DOLLARS (US$4,000,000).

12.      TERM AND TERMINATION.
         --------------------

         12.1 TERM. This Agreement shall become effective as of the Effective Date and continue in effect until the date of expiration of the last claim of the last unexpired patent among the Licensed Patents filed in the Territory, unless terminated earlier in accordance with the provisions hereof.

         12.2 TERMINATION ON MATERIAL BREACH BY TW. IN may, at its sole option,
(a) convert its licenses granted to TW hereunder from exclusive to nonexclusive or (b) terminate this Agreement, upon written notice to TW, if TW materially breaches Section 4.1 ("Patent License"), 4.2 ("Minimum Payment Obligation"), 4.3 ("Sublicenses"), 5.1 ("Royalties") or 8 ("Confidentiality") of this Agreement or any material provision of any Joint Venture Agreement and fails to cure such breach within thirty (30) days of written notice to TW describing the breach in reasonable detail. IN may, at its sole option, (a) convert its licenses granted to TW hereunder from exclusive to nonexclusive or (b) terminate this Agreement immediately upon written notice to TW, if such material breach is not capable of cure. For purposes solely of this Section 12.2 ("Termination on Material Breach by TW"), the following provisions shall be deemed material provisions of the Joint Venture Agreements: Sections 4.1 ("TW Delivery"), 6.1 ("Support"), 7.1 ("Non-compete Obligations"), 7.3 ("Handset Technology"), 11 ("Confidentiality"), 13.1(ii), 13.1(viii), and 13.1(x) of the Joint Venture License Agreement; Sections 2.9(b) (Holder's indemnification) and 3.3 ("Confidentiality of Records") of the Investor Rights Agreement; Section 2 ("Representations and Warranties of Each Purchaser") and 3(a) ("TW Obligation") (subject to the terms and conditions of those indemnification obligations as set forth in such agreement) of the Joint Venture and Stock Purchase Agreement; and Sections 2 ("Transfers by a Stockholder") and 4 ("Voting") of the Stockholders Agreement. In addition, TW's unreasonably preventing TWIN from meeting its Performance

Criteria as further described in Section 2.4 ("Performance Criteria") of the Joint Venture License Agreement shall be deemed a material breach of a material provision of a Joint Venture Agreement for purposes of this Section 12.2 ("Termination on Material Breach by TW"). Notwithstanding the foregoing, IN's rights to convert its licenses or terminate this Agreement on TW's material breach of a material provision of a Joint Venture Agreement, as described in this Section 12.2, may be exercised only if (i) TWIN's Board of Directors determines that TW has materially breached such a provision and (ii) such material breach has caused or resulted in, or is highly likely to cause or result in, material harm to TWIN.

         12.3 TERMINATION ON MATERIAL BREACH OF IN. TW may terminate this Agreement, upon written notice to IN, if IN materially breaches any material provision of this Agreement and fails to cure such breach within thirty (30) days of written notice describing the breach in reasonable detail. TW may terminate this Agreement immediately upon notice to IN, if such material breach is not capable of cure.

         12.4 EFFECT OF TERMINATION.

              (a) Except as otherwise provided in this Section 12.4 ("Effect of Termination"), all rights and obligations of the Parties hereunder shall cease upon termination or expiration of this Agreement. The definitions and the following sections and subsections shall survive any termination or expiration of this Agreement: Sections 2 ("Termination of Know-How Agreement"), 3 ("Resolution of Outstanding Issues"), 5 ("Payments") (to the extent any payments have accrued prior to termination to IN), 6 ("Taxation"), 7.6 ("No Warranty of Validity"), 8 ("Confidentiality"), 9 ("TW Indemnification"), 10 ("Disclaimer"), 11 ("Limitation of Liability"), 12 ("Term and Termination"), and 13 ("General Provisions") and, for five (5) years following the last due date for any payment owed to IN, Section 5.4 ("Audit").

              (b) Upon termination or expiration of this Agreement for whatever reason, (i) all licenses granted by IN to TW and sublicenses granted pursuant to this Agreement prior to its termination shall terminate, provided that any sublicensee may elect to continue its sublicense by advising IN in writing, within sixty (60) days of the sublicensee's receipt of written notice of such termination, of its election, and of its agreement to assume in respect to IN all the obligations (including obligations for payment) contained in its sublicensing agreement with TW. Any sublicense granted by TW shall contain provisions corresponding to those of this paragraph respecting termination and the conditions of continuance of sublicenses, (ii) TW shall cooperate with IN in transitioning back to IN any maintenance and enforcement activities (and associated records and documentation) undertaken by TW in connection with the Licensed Patents in the Territory, and (iii) each Party shall return or destroy all Confidential Information of the other Party in its possession or control, including all copies thereof, whether tangible or in electronic form or otherwise.

              (c) Neither Party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such Party in accordance with the terms of this Agreement whether or not such Party is aware of any such damage, loss or expenses.

13.      GENERAL PROVISIONS.
         ------------------

         13.1 FORCE MAJEURE. Neither Party shall be liable for failure to perform, in whole or in material part, its obligations under this Agreement (other than payment obligations) if such failure is caused by any event or condition not existing as of the date of this Agreement and not reasonably within the control of such Party, including, without limitation, by fire, flood, typhoon, earthquake, explosion, strikes, labor troubles or other industrial disturbances, unavoidable accidents, war (declared or undeclared), acts of terrorism, sabotage, embargoes, blockage, acts of Governmental Authorities, riots, insurrections, or any other cause beyond the control of such; provided that the affected Party promptly notifies the other Party of the occurrence of the event of force majeure and takes all reasonable steps necessary to resume performance of its obligations so interfered with.

         13.2 ASSIGNMENT. Neither this Agreement nor any of the rights and obligations created hereunder may be assigned, transferred, pledged, or otherwise encumbered or disposed of, in whole or in part, whether voluntarily, or by operation of law, or otherwise, by either Party without the prior written consent of the other Party; provided, however, that either Party may assign or otherwise transfer this Agreement without the other Party's consent in connection with the acquisition of all or substantially all of its assets or its merger with or into another entity ("Merger Assignment"), and provided further that, in the event of such a Merger Assignment by TW, TW shall be required to obtain the consent of IN, which consent shall not be unreasonably withheld.

         13.3 NOTICES. All notices and communications required, permitted or made hereunder or in connection herewith shall be in writing and shall be mailed by first class, registered or certified mail (and if overseas, by airmail), postage prepaid, or otherwise delivered by hand or by messenger, or by recognized courier service (with written receipt confirming delivery), addressed:

              (a) If to IN, to the address shown in the introduction to this
                  Agreement

                  with a copy to:   Morrison & Foerster LLP
                                    425 Market Street
                                    San Francisco, California 94105-2482, U.S.A.
                                    Attn: Robert Townsend

              (b) If to TW, to:     Two Way TV Ltd.
                                    Beaumont House
                                    Kensington Village
                                    Avonmore Road
                                    London, England W148TS

                  with a copy to:   Orrick, Herrington & Sutcliffe LLP
                                    400 Sansome Street
                                    San Francisco, California 94111-3143, U.S.A.
                                    Attn: Greg Bibbes

              (c) If to TWIN:       TWIN Entertainment Inc.
                                    50 Francisco Street, Suite 490
                                    San Francisco, CA 94111, U.S.A.

                  with a copy to:   Morrison & Foerster LLP
                                    425 Market Street
                                    San Francisco, California 94105-2482, U.S.A.
                                    Attn: Robert Townsend

         Each such notice or other communication shall for all purposes hereunder be treated as effective or as having been given as follows: (i) if delivered in person, when delivered; (ii) if sent by mail or airmail, at the earlier of its receipt or at 5 p.m., local time of the recipient, on the seventh day after deposit in a regularly maintained receptacle for the deposition of mail or airmail, as the case may be; and (iii) if sent by recognized courier service, on the date shown in the written confirmation of delivery issued by such delivery service. Any Party may change the address and/or addressee(s) to whom notice must be given by giving appropriate written notice at least seven
(7) days prior to the date the change becomes effective.

         13.4 EXPORT CONTROL. Without in any way limiting the provisions of this Agreement, each Party hereto agrees that no products, items, commodities or technical data or information obtained from the other Party nor any direct product of such technical data or information is intended to or shall be exported or reexported, directly or indirectly, to any destination restricted or prohibited by Applicable Law without necessary authorization by the Governmental Authorities, including (without limitation) the United States Bureau of Export Administration (the "BEA") or other Governmental Authorities of the United States, England, the European Community or any other country in the Territory with jurisdiction with respect to export matters.

         13.5 ARBITRATION.

              (a) Except as set forth in this Section 13.5 ("Arbitration") and
Section 13.6 ("Injunctive Relief"), any disputes arising between the Parties in connection with this Agreement shall be settled by the Parties amicably through good faith discussions upon the written request of either Party. In the event that any such dispute cannot be resolved through such discussions within a period of sixty (60) days after delivery of such notice, the dispute shall be finally resolved exclusively by confidential arbitration pursuant to the rules of the American Arbitration Association in San Francisco, California, U.S.A., or such other location agreed between the Parties; provided, however, that the arbitrators shall be empowered to hold hearings at other locations within or without the United States. Each Party shall nominate one arbitrator and those two arbitrators shall nominate the third arbitrator. The arbitrators shall not have the power to impose any obligation on the Parties, or take any other action, which could not be imposed or taken by a federal or state court sitting in the State of California. The judgment upon award of the arbitrators shall be final and binding and may be enforced in any court of competent jurisdiction in the United States or England and Wales or in any other jurisdiction, and each Party unconditionally submits to the jurisdiction of such court for the purpose of any proceeding seeking such enforcement. The fees and expenses of the arbitrators shall be paid by the Parties in equal shares, unless the arbitrators determine that the conduct of either Party (with regard to the subject matter of the dispute and/or the arbitration proceedings) warrants divergence from this rule, in which event an appropriate costs order may be made. Subject only to the provision of Applicable Law and Section 13.6 ("Injunctive Relief"), the procedure described in this Section 13.5 ("Arbitration") shall be the exclusive means of resolving disputes arising under this Agreement.

              (b) CONFIDENTIAL RESOLUTION. All papers, documents or evidence, whether written or oral, filed with or presented to the panel of arbitrators shall be deemed by the Parties and by the arbitrators to be Confidential Information. Neither Party nor any arbitrator shall disclose in whole or in part to any other Person any Confidential Information submitted in connection with the arbitration proceedings, except to the extent reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute. Confidential Information may be disclosed (i) to either Party's attorneys, (ii) to the Parties, and (iii) to outside experts requested by either Party's counsel to furnish technical or expert services or to give testimony at the arbitration proceedings, subject, in the case of such experts, to execution of a legally binding written statement that such expert is fully familiar with the terms of this section, that such expert agrees to comply with the confidentiality terms of this section, and that such expert will not use any Confidential Information disclosed to such expert for personal or business advantage.

         13.6 INJUNCTIVE RELIEF. Notwithstanding Section 13.5 ("Arbitration"), the Parties agree that any material breach of Section 4.1 ("Patent License") or
Section 8 ("Confidentiality") of this Agreement would cause irreparable injury for which no adequate remedy at law exists; therefore, the parties agree that equitable remedies, including without limitation injunctive relief and specific performance, are appropriate remedies to redress any such breach or threatened breach of this Agreement, in addition to other remedies available to the Parties. If any legal action is brought under this Section 13.6 ("Injunctive Relief") to enforce Section 4.1 ("Patent License"), the prevailing Party shall be entitled to receive its attorneys' fees, court costs and other collection expenses, in addition to any other relief it may receive. Each Party expressly waives the defense that a remedy in damages will be adequate and any requirement in an action for specific performance or injunction for the posting of a bond by the Party seeking relief.

         13.7 ENTIRE AGREEMENT. This Agreement and the Joint Venture Agreements, and the attachments and exhibits hereto and thereto, embody the entire agreement and understanding between the Parties with respect to the subject matter hereof, superseding all previous and contemporaneous communications, representations, agreements and understandings, whether written or oral, including without limitation that certain Heads of Terms between IN and TW to Form a Joint Venture. Neither Party has relied upon any representation or warranty of any other party except as expressly set forth herein and in the Joint Venture Agreements.

         13.8 MODIFICATION. This Agreement may not be modified or amended, in whole or part, except by a writing executed by duty authorized representatives of both Parties.

         13.9 ANNOUNCEMENT. The Parties may announce the existence of the Parties' relationship and this Agreement only at a time and in a form to be mutually determined, except for any such disclosure required by law, governmental authorities or stock exchanges.

         13.10 SEVERABILITY. If any term or provision of this Agreement shall be determined to be invalid or unenforceable under Applicable Law, such provision shall be deemed severed from this Agreement, and a reasonable valid provision to be mutually agreed upon shall be substituted. In the event that no reasonable valid provision can be so substituted, the remaining provisions of this Agreement shall remain in full force and effect, and shall be construed and interpreted in a manner that corresponds as far as possible with the intentions of the Parties as expressed in this Agreement.

         13.11 NO WAIVER. Except to the extent that either Party hereto may have otherwise agreed in writing, no waiver by such Party of any condition of this Agreement or breach by the other Party of any of its obligations or representations hereunder shall be deemed to be a waiver of any other condition or subsequent or prior breach of the same or any other obligation or representation by the other Party, nor shall any forbearance by the first Party to seek a remedy for any noncompliance or breach by the other Party be deemed to be a waiver by the first Party of its rights and remedies with respect to such noncompliance or breach.

         13.12 NATURE OF RIGHTS. All rights and licenses granted under or pursuant to this Agreement by IN to TW are, for purposes of Section 365(n) of the U.S. Bankruptcy Code (the "Bankruptcy Code"), licenses of "Intellectual property" within the scope of Section 101 of the Bankruptcy Code.

         13.13 GOVERNING LAW. The validity, construction, performance and enforceability of this Agreement shall be governed in all respects by the laws of the State of California, U.S.A., without regard to its conflicts of laws principles. The Parties expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods.

         13.14 NO AGENCY OR PARTNERSHIP. This Agreement shall not constitute an appointment of either Party as the legal representative or agent of the other Party, nor shall the Party have any right or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, in the name or on behalf of, the other Party. Nothing herein or in the transactions contemplated by this Agreement shall be construed as, or deemed to be, the formation of a partnership, association, joint venture, or similar entity by or between the Parties hereto.

         13.15 NO THIRD PARTY BENEFICIARIES. The Parties intend and agree that no other Person, entity or other party shall be considered a third-party beneficiary of this Agreement. Nothing contained in this Agreement shall be construed to create rights for any third party beneficiary.

         13.16 HEADING. The section and other headings contained in this Agreement are for convenience of reference only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

         13.17 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives on the date set forth above.

INTERACTIVE NETWORK, INC.                        TWO WAY TV LTD.



----------------------------------------------   -------------------------------
By:      Bruce W. Bauer                          By:      Piers Wilson
Title:   President and Chief Executive Officer   Title:   Finance Director

                                    EXHIBIT A

                            INTERACTIVE FIELD OF USE
                            ------------------------


         "Interactive Field of Use" shall include developing, marketing, supplying, operating and licensing certain digital (and analog) interactive and other related services, products and technology in the Territory.

                                    EXHIBIT B

                                LICENSED PATENTS
                                ----------------

                                      JAPAN
                                      -----

     Patent No.                Filed                 Granted
---------------------    ----------------    ---------------------

      2093252              June 11, 1990         Sept. 18, 1996
Game of skill or chance playable by several participants remote from each other in conjunction with a common event.


                  GERMANY, SPAIN, FRANCE, UNITED KINGDOM, ITALY
                  ---------------------------------------------

     Patent No.                Filed                 Granted
---------------------    ----------------    ---------------------

      0405776              June 8, 1990          March 26, 1997
Game of skill or chance playable by several participants remote from each other in conjunction with a common event.


             AUSTRIA, BELGIUM, SWITZERLAND, GERMANY, DENMARK, SPAIN,
             -------------------------------------------------------
               FRANCE, UNITED KINGDOM, ITALY, NETHERLANDS, SWEDEN
               --------------------------------------------------

     Patent No.                Filed                 Granted
---------------------    ----------------    ---------------------

      504267               Dec. 10, 1990         July 27, 1994
Method of evaluating data relating to a common subject.

                                    EXHIBIT C

                              THIRD PARTY LICENSES
                              --------------------


         Patent License Agreement between Interactive Games Patent, Inc. (now Interactive Network, Inc.) and NTN Communications, Inc. dated as of April 24, 1987, as amended by Amendment to Patent License Agreement between NTN Communications, Inc. and Interactive Game Patent, Inc. (now Interactive Network, Inc.) dated June 1, 1990.

                                    EXHIBIT D

                                   LITIGATION
                                   ----------


         INTERACTIVE NETWORK INC. v. NTN COMMUNICATIONS INC. ET AL., Federal Court of Canada File No. T-1471-92.

         LOCKTON v. INTERACTIVE NETWORK, INC., ("dismissed without prejudice") U.S. Bankruptcy Court Northern District of California Case No. 98-34055-DM-11, Adversary No. 99-3301-DM.


                                       D-1